EXHIBIT 23-B

                     CONSENT OF PRIOR INDEPENDENT AUDITORS



We consent to the use of our report dated January 27, 1993, in this 1994 Annual Report (Form 10-K) of Guardsman Products, Inc. and subsidiaries.

We also consent to the incorporation by reference of our report dated January 27, 1993, with respect to the consolidated financial statements incorporated herein by reference and schedule included in this 1994 Annual Report (Form 10-K) of Guardsman Products, Inc. and subsidiaries as of December 31, 1992 and for the year then ended, in the following registration statements:

     - Post-Effective Amendment Number Two to Registration Statement (Form S-8 No. 2-72787) dated April 22, 1983, pertaining to the 1980 Performance Award Plan.

     - Registration Statement (Form S-8 No. 2-92445) dated July 26, 1984, pertaining to the 1984 Incentive Stock Option Plan.

     - Registration Statement (Form S-8 No. 33-20034) dated February 8, 1988, pertaining to the 1987 Employee Stock Purchase Plan.

     - Registration Statement (Form S-8 No. 33-25483) dated November 14, 1988, pertaining to the 1988 Stock Option Plan.

     - Post-Effective Amendment Number One to Registration Statement (Form S-3 No. 33-19908) dated July 12, 1990, pertaining to the 1988 Dividend Reinvestment and Stock Purchase Plan.

     - Registration Statement (Form S-8 No. 33-46778) dated March 20, 1992, pertaining to the 1992 Employee Stock Purchase Plan.

     - Registration Statement (Form S-8 No. 33-46780) dated March 20, 1992, pertaining to the 1991 Employee Stock Option Plan.

     - Registration Statement (Form S-8 No. 33-46781) dated March 20, 1992, pertaining to the Security Builder Plan.

     - Registration Statement (Form S-3 No. 33-78606) dated June 6, 1994, pertaining to the registration of common stock in conjunction with the acquisition of Atlanta Sundries, Inc.



/s/ Ernst & Young LLP
Grand Rapids, Michigan
March 28, 1995



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